Exhibit 99.1

Spire Global Appoints Eric (“Mell”) Mellinger as Chief Commercial Officer

Experienced growth executive to lead global commercial strategy and accelerate revenue expansion across government and commercial markets

VIENNA, VA, July 17, 2026 – Spire Global, Inc. (NYSE: SPIR) (“Spire” or “the Company”), a global provider of space-based data, analytics and space services, has appointed Eric (“Mell”) Mellinger as its Chief Commercial Officer, effective August 3, 2026.

As Chief Commercial Officer, Mr. Mellinger will lead Spire’s global commercial organization, overseeing the Company’s go-to-market strategy, business development, sales, strategic partnerships, and customer growth initiatives. He will focus on expanding Spire’s presence across government and commercial markets while driving the execution of the Company’s long-term commercial strategy.

Mr. Mellinger joins Spire from Mantech International Corporation (“MANTECH”), where he served as Vice President for Business Development & Growth Leader, Defense & Space Sector. In that role, he led a team that grew an annual business pipeline exceeding $4 billion across U.S. defense markets, driving strategic account planning and market development that contributed to over $2.5 billion in contract awards and double-digit year-over-year revenue growth. He also played a key role in evolving MANTECH’s go-to-market strategy through partnerships with leading technology companies including Anduril, AWS, Google, IBM, Microsoft, Oracle, Palantir, and SpaceX. In addition to leading domestic growth, Mr. Mellinger helped expand MANTECH’s support for U.S. government missions across the Indo-Pacific, Europe, the Middle East, and Central and South America.

“As demand for space-based intelligence continues to grow across government and commercial markets, we’re focused on expanding our reach while deepening the value we deliver to customers,” said Theresa Condor, Chief Executive Officer of Spire Global. “Mell has an exceptional track record of turning strategy into execution, building strong customer relationships, entering new markets, and leading organizations that consistently deliver growth. His leadership will be instrumental as we continue to scale Spire’s commercial business and execute on our long-term vision.”

Prior to MANTECH, Mr. Mellinger served as the House Armed Services Committee’s Defense Acquisition Reform Staff Lead, helping shape legislation to modernize the Department of War's acquisition and procurement processes. Before that, he spent 30 years in the United States Marine Corps, retiring as a Colonel after serving in senior operational and strategic leadership positions around the world. During his career, he supported foreign military sales initiatives with allies including Taiwan and Saudi Arabia while serving as a Senior Military Assistant in the Office of the Under Secretary of Defense for Policy. Mr. Mellinger concluded his military service as Chief of Staff of the U.S. Marines in the Western Pacific, based in Okinawa, Japan, where he worked closely with the Japanese Ministry of Defense and partnered with the governments of the Philippines and Nepal during major humanitarian assistance and disaster relief operations.

“Spire has built an exceptional foundation by combining innovative space infrastructure with data and analytics that help customers solve critical mission challenges,” said Mr. Mellinger. “I’m excited to join the team and work alongside our customers and partners to accelerate growth, strengthen our commercial strategy, and expand the impact of Spire’s technology across government and commercial markets.”

Mr. Mellinger received a Bachelor of Science in Human Factors Engineering from the U.S. Air Force Academy, a Master of Military Studies from Marine Corps University, and a Master of Science in National Security Strategy from the National Defense University.

Mr. Mellinger will be based in the Company’s Vienna, Virginia headquarters.

Exhibit 99.1

About Spire Global, Inc.

Spire (NYSE: SPIR) is a global provider of space-based data, analytics and space services, offering unique datasets and powerful insights about Earth so that organizations can make decisions with confidence in a rapidly changing world. Spire builds, owns, and operates a fully deployed satellite constellation that observes the Earth in real time using radio frequency technology. The data acquired by Spire’s satellites provides global weather intelligence, ship and plane movements, and spoofing and jamming detection to better predict how their patterns impact economies, global security, business operations and the environment. Spire also offers Space as a Service solutions that empower customers to leverage its established infrastructure to put their business in space. Spire has offices across the U.S., Canada, UK, Luxembourg and Germany. To learn more, visit spire.com.

Forward Looking Statements

This press release contains forward-looking statements, including information regarding management’s view of Spire’s future expectations, plans and prospects, including our views regarding future execution within our business, and the opportunity we see in our industry, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of Spire to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are included in documents Spire files with the Securities and Exchange Commission, including but not limited to, Spire’s Annual Report on Form 10-K for the year ended December 31, 2025, as well as subsequent reports filed with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on Spire’s future results. The forward-looking statements included in this press release are made only as of the date hereof. Spire cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Spire expressly disclaims any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts

For Media:

Sarah Freeman

Senior Communications Manager

Sarah.Freeman@spire.com

For Investors:

Benjamin Hackman

Head of Investor Relations

Benjamin.Hackman@spire.com